SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


              Pursuant to Section 13 or 15 (d) of
              the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 1997

                         HADRON, INC.
_________________________________________________________________

   (Exact name of the registrant as specified in its charter)


         New York                0-5404            11-2120726
_________________________     ____________   ____________________
  (state of other juris-      (Commission    (I.R.S. Employer
 diction of incorporation)     File Number)   Identification No.)


   4900 Seminary Road, Suite 800 Alexandria, Virginia     22311
_________________________________________________________________
(Address of principal executive officer)               (Zip Code)

Registrant's telephone number, including area code: (703) 824-0400


                           Not Applicable
_________________________________________________________________
 (Former name or former address, if changed since last report)

              The Exhibit Index appears on Page 4

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Item 5.   Other


     In June, 1997, Hadron, Inc. (the "Company") entered into a Line of Credit Agreement with Century National Bank pursuant to which Century National Bank will provide the Company with a $800,000 line of credit facility through November 30, 1998. Century National Bank and the Company agreed that, in addition to providing working capital, the line of credit would be used to fund the Company's prepayment on June 2, 1997 of its $225,000 Promissory Note to its Chairman, Dr. C.W. Gilluly. Under the terms of the original Promissory Note dated October 21, 1993, which had been extended and amended as of April 21, 1997, the Company issued 900,000 warrants to Dr. Gilluly to acquire the Company's $.02 par value common stock ("Common Stock") at $.25 per share.

     The Company was indebted in the approximate amount of $288,000 to a vendor under the terms of a November 1, 1996 promissory note secured by certain assets. In order to facilitate the line of credit, the vendor agreed to accept
$250,000 in full satisfaction of the promissory note. Such payment was made in June 1997.

     Century National Bank and the Company determined that payment of such amount to the vendor would reduce the Company's available working capital to a level below that which each contemplated the Company would have as a result of the line of credit. As a consequence, George E. Fowler, S. Amber Gordon, Donald E. Jewell, Robert J. Lynch, Jr. and Donald E. Ziegler, certain members of the Company's management or Board of Directors (the "Investors"), each agreed to invest $24,000 in the Company in the form of five separate two-year promissory notes, the principal of which is convertible at $0.60 per share at each of his or her respective option, into restricted shares of the Company's common stock. Such notes also provide that upon prepayment by the Company of principal outstanding under the notes, the Company shall issue to the note holder a warrant to acquire Common Stock at $0.60 per share. The number of shares each warrant shall entitle the holder thereof to acquire shall equal the principal prepaid giving rise to the warrant divided by $0.60. The Company and each of the Investors entered into an Investment Agreement dated June 20,1997 setting forth the terms of their investment in the Company.



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                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HADRON, INC.




Date: July 23, 1997      By:/S/  C.W. Gilluly
                                 C.W. Gilluly
                                 Chairman
                                   and Chief Executive Officer

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                          EXHIBIT INDEX

Exhibit


10.1      $800,000 Promissory Note in favor of Century National
          Bank dated June 25, 1997.


10.2      $800,000 Business Loan Agreement in favor of Century
          National Bank dated June 25, 1997.


10.3 Form of $24,000 Convertible Promissory Note issued in favor of each of George E. Fowler, S. Amber Gordon,
          Donald E. Jewell, Robert J. Lynch Jr. and Donald E.
          Ziegler, dated June 20, 1997.

10.4      Investment Agreement among Hadron, Inc. and George E.
          Fowler, S. Amber Gordon,  Donald E. Jewell, Robert J.
          Lynch Jr. and Donald E. Ziegler, dated June 20, 1997.

10.5 Amended Stock Purchase Warrant granted to C.W. Gilluly and dated December 31, 1996.

10.6      Stock Purchase Warrant granted to C.W. Gilluly and dated
          June 2, 1997.

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